Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of June 12, 2015, by and among (i) CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), and (ii) each of the investors listed on Schedule A hereto (each of which is referred to in this Agreement as an “Investor”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of December 22, 2014 (the “Existing Agreement”); and

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Series D Preferred Stock of the Company, par value $0.00001 per share (the “Series D Preferred Stock”) and, to induce such Investors to enter into the Purchase Agreement and to induce such Investors to invest funds in the Company pursuant to the Purchase Agreement, the parties signatory hereto desire to amend and restate the Existing Agreement in its entirety as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows.

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including, without limitation, any parent, subsidiary, affiliate of parent, general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person. When used in this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such Person, whether through the ownership of voting securities, status as a general partner, by contract or otherwise.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Canaan” means Canaan IX L.P.

1.4 “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.5 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, any other federal or state law or otherwise, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6 “Deemed Liquidation Event” shall have the meaning ascribed to such term in the Restated Certificate.

1.7 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including, without limitation, options and warrants.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10 “Fidelity” means Fidelity Management & Research Company and its Affiliates.

1.11 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.12 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.13 “GAAP” means generally accepted accounting principles in the United States.

1.14 “Holder” means any holder of Registrable Securities who is a party to this Agreement or to whom the registration rights conferred by this Agreement are assigned after the date hereof in accordance with Section 6.1 hereof.

1.15 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

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1.16 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.18 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.19 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 13,699,795 shares of Registrable Securities that are issued or issuable upon conversion of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.20 “Major Series C Investors” means, collectively, Canaan, Pfizer, Roche and Third Rock Ventures.

1.21 “New Securities” means (i) all shares of capital stock or other equity securities of the Company, whether or not currently authorized, (ii) all rights, options and warrants to purchase such shares of capital stock or other equity securities, and (iii) all other securities or rights of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such shares of capital stock or other equity securities, other than (i) any Exempted Securities (as such term is defined in the Restated Certificate) and (ii) as otherwise determined not to be “New Securities” in writing by the Requisite Investors (subject to the first proviso in the second sentence of Section 6.6 hereof) and the Series D Majority Investors.

1.22 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.23 “Pfizer” means Pfizer Inc.

1.24 “Preferred Stock” means, collectively, shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

1.25 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable, directly or indirectly, upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

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1.26 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable, directly or indirectly, pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.27 “Requisite Investors” means the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, voting together as a single class.

1.28 “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as it may be amended from time to time.

1.29 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.30 “Roche” means Roche Finance Ltd.

1.31 “SEC” means the Securities and Exchange Commission.

1.32 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.33 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.34 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.35 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any selling Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.36 “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share.

1.37 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.00001 per share.

1.38 “Series B Director” means any director of the Company that the holders of record of Series B-1 Preferred Stock and Series B-2 Preferred Stock, voting together as single class on an as converted to Common Stock basis, are entitled to elect pursuant to the Restated Certificate.

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1.39 “Series B Preferred Stock” means, collectively, Series B-1 Preferred Stock and Series B-2 Preferred Stock.

1.40 “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.00001 per share.

1.41 “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.00001 per share.

1.42 “Series C Director” means any director of the Company that the holders of record of Series C Preferred Stock are entitled to elect pursuant to the Restated Certificate.

1.43 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.

1.44 “Series D Majority Investors” means the holders of at least sixty percent (60%) of the then-outstanding shares of Series D Preferred Stock.

1.45 “Third Rock Ventures” means Third Rock Ventures, LP.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $30 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a written request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $5 million (net of the Selling Expenses), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating

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Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to the Initiating Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given under Section 2.1(a) or (b); provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than pursuant to any Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing, in good faith, commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and

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forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given in writing to the Company within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Initiating Holders that hold a majority of the Registrable Securities that are held by all of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to effect any registration statement pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders that incurred such Selling Expenses.

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2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisors for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of and relating to such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action; and provided, further, that prior to assuming control of such defense, the indemnifying party must (i) acknowledge that, if the facts as alleged by the claimant in such claim are true, it would have an indemnity obligation for the Damages pursuant to the provisions of this Section 2.8 and (ii) must furnish the indemnified party with reasonable evidence that the indemnifying party has adequate resources to defend such claim and fulfill its indemnity obligations hereunder. The indemnifying party shall not be entitled to assume or maintain control of the defense of any claim and shall pay the fees and expenses of one counsel retained by the indemnified party if (A) the indemnifying party does not deliver the acknowledgment referred to in clause (i) above within thirty (30) days of receipt of notice of the claim, (B) the claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (C) the indemnified party reasonably believes an adverse determination with respect to the claim would be detrimental to the reputation or future business prospects of the indemnified party or any of its affiliates, (D) the claim seeks an injunction or equitable relief against the indemnified party or any of its affiliates or (E) the indemnifying party has failed or is failing to prosecute or defend vigorously the claim. No indemnifying party in the defense of any such action shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the

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indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise expressly superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any

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time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become’ subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided, however, that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter, such period not to initially exceed 180 days; provided, however, that if during the last 17 days of the initial lock-up period, the Company releases earnings results or material news or a material event relating to the Company occurs or prior to the expiration of the initial lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter waives, in writing, such extension, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO and, for the avoidance of doubt, only to the securities of the Company held by each Holder immediately prior to the

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effectiveness of the registration statement filed by the Company in connection with the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. If any of the obligations described in this Section 2.11 are waived or terminated with respect to any of the securities of any such Holder, officer or director or any stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or stockholder.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144 to be bound by the terms of this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

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THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

The foregoing legends shall be removed from the certificates representing any Restricted Securities, at the request of the Holder thereof, at such time when such Restricted Securities can be sold without limitation and without registration in compliance with SEC Rule 144.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.12. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied, at such Holder’s expense, by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 as determined by the Company in its reasonable discretion or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event (provided that if the occurrence of a Deemed Liquidation Event was waived under the Restated Certificate, a Deemed Liquidation Event shall not be deemed to occur for purposes of this provision) in which the consideration received by the Holders is in the form of cash and/or marketable securities and establishment of a plan of distribution of proceeds to or escrow for the benefit of the Holders in accordance with the Restated Certificate;

(b) the fifth anniversary of the IPO; and

(c) at such time, following an IPO and expiration of the restrictions described in Section 2.11 above, when all Registrable Securities held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sale under SEC Rule 144) can be sold without limitation (and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1)) and without registration in compliance with SEC Rule 144.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor and to an entity that is an Investor holding at least 13,699,795 shares of Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof):

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a

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statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(f) with respect to the financial statements called for in Section 3.1(a), Section 3.1(b) and Section 3.1(d), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and Section 3.1(d)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(g) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request in writing; provided, however, that the Company shall not be obligated under this Section 3.1(g) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company, executed and delivered by such Major Investor or other Investor) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

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Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if and so long as it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested in writing by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company, executed and delivered by the Major Investor) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights. As long as (a) a Major Series C Investor continues to own not less than 1,000,000 shares of Series C Preferred Stock or an equivalent amount of Common Stock issued upon conversion thereof or (b) Fidelity continues to own at least 1,000,000 shares of Series D Preferred Stock or an equivalent amount of Common Stock issued upon conversion thereof, in each case as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof, the Company shall invite a representative of such Major Series C Investor and/or Fidelity, as applicable, to attend all meetings of the Board of Directors (and any of its committees) in a nonvoting observer capacity and, in this respect, shall give such Investor and such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall be subject to the confidentiality terms set forth in Section 3.5 hereof; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company reasonably determines that such withholding of information or exclusion is reasonably necessary to preserve the attorney-client privilege, and except in the case of an Investor that is an institutional financial investor, to protect trade secrets or competitively-sensitive, confidential or proprietary information or other information which relates to a possible Deemed Liquidation Event, or joint venture, partnering or other strategic relationship or to avoid a conflict of interest, or if the Board of Directors reasonably determines that such representative (including its Affiliates) of the Major Series C Investor is an actual competitor of the Company. To the extent practicable, the Board of the Directors shall provide written notice to the representative as early as reasonably practicable prior to each Board meeting as to whether the Board of Directors anticipates excluding the representative from a portion or all of such Board meeting, which notice shall also specify the general basis upon which the Board of Directors has determined that such representative is expected to be excluded from the meeting.

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3.4 Termination of Information and Observer Rights. The covenants set forth in Section 3.1, Section 3.2, and Section 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event (provided that if the occurrence of a Deemed Liquidation Event was waived under the Restated Certificate, a Deemed Liquidation Event shall not be deemed to occur for purposes of this provision) in which the consideration received by the Holders is in the form of cash and/or marketable securities and establishment of a plan of distribution of proceeds to or escrow for the benefit of the Holders in accordance with the Restated Certificate, whichever event occurs first.

3.5 Confidentiality. Each Investor severally agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company or to enforce its rights under the Transaction Agreements (as such term is defined in the Purchase Agreement (the “Transaction Agreements”)), the Restated Certificate or applicable law) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or to enforce its rights under the Transaction Agreements, the Restated Certificate or applicable law); (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees in writing to be bound by the provisions of this Section 3.5; (iii) to any existing or prospective Affiliate, partner (and partners of such partner), member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law or request of a governmental or regulatory authority, provided that, to the extent permitted by applicable law, the Investor (x) promptly notifies in writing the Company of such disclosure such that the Company has a reasonable opportunity to seek a protective order or other appropriate legal relief and (y) takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, in the case of any Investor that is (i) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) is advised by a registered investment adviser under the regulations of the SEC, such Investor may identify only the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations and respond to routine examinations, demands, requests or reporting requirements of a regulator solely with respect to such holdings (and not, for the avoidance of doubt, other confidential information with respect to the company’s business) without prior notice to or consent from the Company and such Investor shall otherwise comply with the confidentiality obligations set forth in this Section 3.5.

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4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 (including the exceptions in Section 4.1(d)) and applicable securities laws, if the Company proposes to offer or issue any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give written notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. If the consideration to be paid for the New Securities is not cash, the fair market value of the consideration shall be determined in good faith by the Board of Directors and a reasonably detailed explanation of the Board of Director’s determination of such value shall be included in the Offer Notice. All Major Investors electing to participate in the offering of such New Securities shall pay the cash equivalent thereof as so determined.

(b) By written notice to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the total number of shares of Common Stock issued and held, and issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify in writing each Major Investor that elects to purchase or acquire its full pro rata portion of the New Securities as determined pursuant to the preceding sentence (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving written notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which the Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the total number of shares of Common Stock issued and held, and issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, and issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed New Securities. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of the initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the

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ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of Series D Preferred Stock pursuant to the Purchase Agreement.

4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event (provided that if the occurrence of a Deemed Liquidation Event was waived under the Restated Certificate, a Deemed Liquidation Event shall not be deemed to occur for purposes of this provision) and establishment of a plan of distribution of proceeds to or escrow for the benefit of the Holders in accordance with the Restated Certificate, whichever event occurs first.

5. Additional Covenants.

5.1 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least a majority of all members of the Board of Directors then in office, including at least two Series B Directors.

5.2 Employee Stock. Unless otherwise approved by the Board of Directors, including at least two Series B Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and for all employees, a market stand-off provision substantially similar to that set forth in Section 2.11. If any employees or consultants are permitted to exercise unvested options, such employees and consultants shall be required to enter into an agreement with the Company providing the Company or its assignee (to the extent permissible under applicable

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securities law qualification) with an option to repurchase the shares upon termination of the employee’s employment or the consultant’s services, with or without cause, at the lesser of cost and the fair market value any unvested shares held by such employee or consultant, unless otherwise approved by the Board of Directors, including at least two Series B Directors. If any employee or consultant exercises any options and following such exercise such employee or consultant shall own greater than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), then it shall be a condition of such exercise that the employee or consultant become a party to the Voting Agreement and the Right of First Refusal Agreement (as each term is defined in the Purchase Agreement) as a Key Holder thereunder. In addition, unless otherwise approved by the Board of Directors, including at least two Series B Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.3 Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect any member of the Board of Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least two of the Series B Directors:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan or other benefits plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Purchase Agreement, and transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

23

(f) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(g) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(h) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(i) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000.

5.4 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors or the meetings of the board of directors (or other governing body) of any subsidiary of the Company, including any meetings of any committee thereof, and any other meetings or events attended on behalf of the Company or any such subsidiary or at the Company’s request.

5.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.6 Insurance. The Company shall maintain, with financially sound and reputable insurers, general liability and directors and officers insurance in an amount and on terms and conditions satisfactory to the Board of Directors and such policies shall not be cancelable by the Company without prior written approval by the Board of Directors. The Company shall also maintain, with insurers that to the Company’s knowledge are financially sound and reputable, directors and officers insurance in an amount at least equal to $3,000,000 prior to initiation of human clinical trials and $5,000,000 following the initiation of human clinical trials and on other terms and conditions satisfactory to the Board of Directors, and such policies shall not be cancelable by the Company without prior written approval by the Board of Directors.

5.7 Reservation of Capital Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

5.8 Convertible Securities. All securities or obligations that are exercisable for, convertible into or exchangeable for shares of capital stock of the Company, other than

24

shares of the Company’s Preferred Stock, shall, by their terms, terminate in their entirety at the time of a Deemed Liquidation Event if not exercised, converted or exchanged into shares of the Company’s capital stock immediately prior to such Deemed Liquidation Event, unless affirmatively assumed by the acquirer or the Board, on or after the date hereof including at least two of the Series B Directors, expressly approves that such securities or obligations shall not terminate at the time of a Deemed Liquidation Event after it has been clearly and fully disclosed to the Board that such securities or obligations will not terminate at the time of a Deemed Liquidation Event.

5.9 FCPA Compliance. The Company shall not, and shall not permit any of its subsidiaries and controlled Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Representatives”) to, within the scope of their permitted services to the Company, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its subsidiaries and controlled Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates or any of its or their respective Representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its controlled Affiliates and subsidiaries to, maintain systems or internal controls that, in the Company’s reasonable judgment, are adequate to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

5.10 Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event (provided that if the occurrence of a Deemed Liquidation Event was waived under the Restated Certificate, a Deemed Liquidation Event shall not be deemed to occur for purposes of this provision) and establishment of a plan of distribution of proceeds to or escrow for the benefit of Holders in accordance with the Restated Certificate, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least (A) 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) if the transferring Holder held more than 1,000,000 shares of Registrable Securities before such transfer or (B) less than 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) if the transferring Holder transferred all of its Registrable Securities to a transferee; provided, however, that, in each case of (i) through (iii) above, (x) the Company is, within a reasonable time after

25

such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid, (d) two (2) business days after deposit with a nationally recognized overnight courier, freight prepaid for delivery to a U.S. address, specifying next business day delivery, with written verification of receipt, or (e) two (2) business days after deposit with an internationally recognized expedited delivery services company, freight prepaid for deliver to a non-U.S. address, specifying next available business day delivery, with written verification of receipt; provided, however, that notice and other communications given or made to Roche shall only be provided using the methods set forth in clauses (a), (b) and (e) above. All communications shall be sent to the respective parties only at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the

26

Company, a copy (which shall not constitute notice) shall also be sent to Sidley Austin, 1001 Page Mill Road, Building 1, Palo Alto, CA 94304, Attn: Sam Zucker, Esq., if notice is given to Third Rock Ventures, a copy (which shall not constitute notice) shall also be given to Cooley LLP, 500 Boylston Street, Boston, MA 02116-3736, Attn: Marc Recht, if notice is given to Canaan, a copy (which shall not constitute notice) shall also be given to Shipman & Goodwin LLP, One Constitution Plaza, Hartford, 06103-1919, Attn: J. Dormer Stephen, if notice is given to Pfizer, a copy (which shall not constitute notice) shall also be given to Ropes & Gray, 1900 University Avenue, 6th Floor, East Palo Alto, California 94303-2284, Attn: Lowell Segal, and if notice is given to Fidelity Management & Research Company or its Affiliates, a copy (which shall not constitute notice) shall also be given to Ropes & Gray, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, Attn: Joel Freedman.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors; provided, however, that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); provided, further, that any right of any party hereunder may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided, further, that Section 3.3 with respect to the right of each Major Series C Investor or Fidelity, as the case may be, to appoint a nonvoting observer to the Board of Directors may not be amended or waived without the written consent of the applicable Major Series C Investor or Fidelity for as long as such Major Series C Investor or Fidelity continues to own not less than 1,000,000 shares of Series C Preferred Stock or Series D Preferred Stock, as applicable, or an equivalent amount of Common Stock issued upon conversion thereof, as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof. Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, that such waiver is signed by the holders of at least eighty percent (80%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, voting together as a single class; provided, further, that if such waiver is not signed by the Series D Majority Investors and any holders of Preferred Stock that signed such waiver nonetheless, by agreement with the Company, purchase securities in such transaction (the “Participating Holders”), the holders of Series D Preferred Stock that did not sign such waiver shall be entitled to purchase securities in such transaction on the same terms as the Participating Holders) and (ii) the provisions of Sections 2.11 and 3.1 may not be amended or terminated and the observance of any term thereof may not be waived without the prior written consent of the Series D Majority Investors, provided that no such amendment to, or termination or waiver of, the provisions of Section 3.1 shall be effective as to any Major Investor that is a registered investment company under the Investment Company Act of 1940, as amended, without such Major Investor’s prior written consent. The Company shall give prompt notice of any

27

amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series D Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. Schedule A attached hereto shall be amended by the Company to add information regarding any such additional Investor or to modify the information set forth therein. No action or consent by the other parties hereto shall be required for such joinder to this Agreement by such additional Investor and amendment or modification by the Company to Schedule A hereto, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties (including, without limitation, the Existing Agreement) is expressly canceled. The Existing Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted under and covenants made in the Existing Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other

28

party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement, subject to compliance with the provisions of Section 3.5 hereof, shall preclude or in any way restrict any Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement, any other Transaction Agreement, or any other agreement between the Company and such Investor.

6.13 Cost of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CYTOMX THERAPEUTICS, INC.

By:	/s/ Sean McCarthy
Name:	Sean McCarthy
Title:	CEO

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CYTOMX THERAPEUTICS HOLDINGS, LLC

By:	/s/ Michael E. Pfau
Name:	Michael E. Pfau
Title:	Secretary

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ROCHE FINANCE LTD

By:	/s/ Urs Jaisli
Name:	Urs Jaisli
Title:	authorized signatory

By:	/s/ Andreas Knierzinger
Name:	Andreas Knierzinger
Title:	authorized signatory

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CANAAN IX L.P.

By:	Canaan Partners IX LLC

By:	/s/ Brenton K. Ahrens
Name:	Brenton K. Ahrens
Title:	Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THIRD ROCK VENTURES, L.P.

By: Third Rock Ventures GP, L.P, its general partner

By:	TRV GP, LLC, its general partner

By:	/s/ Kevin Gillis
Name:	Kevin Gillis
Title:	Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PFIZER INC.

By:	/s/ Barbara Dalton
Name:	Barbara Dalton
Title:	VP Venture Capital

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Select Portfolios: Biotechnology Portfolio

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Growth Company Commingled Pool

By: Fidelity Management & Trust Co.

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund – Healthcare Sub

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund – Health Care Sub

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Blue Chip Growth Commingled Pool

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Pyramis Lifecycle Blue Chip Growth Commingled Pool

By: Pyramis Global Advisors Trust Company, as Trustee

By:	/s/ Dana Rancourt
Name:	Dana Rancourt
Title:	Director

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity OTC Commingled Pool

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Fidelity Securities Fund: Fidelity OTC Portfolio

By:

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Putnam Global Health Care Fund

By: Putnam Investment Management, LLC, as investment manager

By:	/s/ Aaron M. Cooper
Name:	Aaron M. Cooper
Title:	Director of Global Equity Research

Address:	One Post Office Square
Boston, MA 02109

A copy of the Agreement and Declaration of Trust of PUTNAM GLOBAL HEALTH CARE FUND is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. is executed on behalf of the trustees of PUTNAM GLOBAL HEALTH CARE FUND as trustees and not individually and that any obligations of or arising out of this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. are not binding on any of the trustees, officers or shareholders individually of PUTNAM GLOBAL HEALTH CARE FUND, but are binding only upon the trust property of PUTNAM GLOBAL HEALTH CARE FUND. Furthermore, notice is given that the trust property of any series of the series trust applicable to PUTNAM GLOBAL HEALTH CARE FUND, if applicable, is separate and distinct and that any obligations of or arising out of this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. are several and not joint or joint and several and are binding only on the trust property of PUTNAM GLOBAL HEALTH CARE FUND with respect to its obligations under this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC.

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Putnam Variable Trust - Putnam VT Global Health Care Fund

By: Putnam Investment Management, LLC, as investment manager

By:	/s/ Aaron M. Cooper
Name:	Aaron M. Cooper
Title:	Director of Global Equity Research

Address:	One Post Office Square
Boston, MA 02109

A copy of the Agreement and Declaration of Trust of PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. is executed on behalf of the trustees of PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND as trustees and not individually and that any obligations of or arising out of this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. are not binding on any of the trustees, officers or shareholders individually of PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND, but are binding only upon the trust property of PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND. Furthermore, notice is given that the trust property of any series of the series trust applicable to PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND, if applicable, is separate and distinct and that any obligations of or arising out of this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC. are several and not joint or joint and several and are binding only on the trust property of PUTNAM VARIABLE TRUST - PUTNAM VT GLOBAL HEALTH CARE FUND with respect to its obligations under this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT OF CYTOMX THERAPEUTICS, INC.

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Titan-Perc LTD

By:	/s/ Darren Ross
Name:	Darren Ross
Title:	Director

Address:	750 Washington Blvd., 10th Floor
Stanford, CT 06901

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Perceptive Life Sciences Master Fund Ltd

By:	/s/ James Mannix
Name:	James Mannix
Title:	COO

Address:	499 Park Ave. 25th Floor
NY NY 10022

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By: VHCP Management II, LLC
Its: General Partner

By:	/s/ David Stepp
Name:	David Stepp
Title:	Chief Compliance Officer

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VHCP CO-INVESTMENT HOLDINGS II, LLC

By: VHCP Management II, LLC
Its: Manager

By:	/s/ David Stepp
Name:	David Stepp
Title:	Chief Compliance Officer

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BlackRock Health Sciences Master Unit Trust

By: BlackRock Capital Management, Inc.
Its: Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BlackRock Health Sciences Trust

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TEKLA HEALTHCARE INVESTORS

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Treasurer

Address:	100 Federal Street, 19th Floor
Boston, MA 02110
Fax:	617-772-8577

*	The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 12, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

TEKLA LIFE SCIENCES INVESTORS

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Treasurer

Address:	100 Federal Street, 19th Floor
Boston, MA 02110
Fax:	617-772-8577

*	The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Redmile Capital Fund, LP

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the General Partner and the Investment Manager

Address:	One Letterman Dr., Bldg D, Ste. D3-300
San Francisco, CA 94129

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Redmile Capital Offshore Fund II, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager

Address:	One Letterman Dr., Bldg D, Ste. D3-300
San Francisco, CA 94129

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Redmile Capital Offshore Fund, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager

Address:	One Letterman Dr., Bldg D, Ste. D3-300
San Francisco, CA 94129

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Redmile Special Opportunities Fund, Ltd.

By:	/s/ Jeremy Green
Name:	Jeremy Green
Title:	Managing Member of the Investment Manager

Address:	One Letterman Dr., Bldg D, Ste. D3-300
San Francisco, CA 94129

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the General Partner

Address:	200 Clarenden Street 52nd Floor
Boston, MA 02116

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CASDIN PARTNERS MASTER FUND LP

By:	/s/ Eli Casdin
Name:	Eli Casdin
Title:	Managing Partner

Address:	1345 Avenue of the Americas
Suite 1140
New York, NY 10019

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P.
General Partner
	By:	J.E. Flynn Capital III, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Address:

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Hadley Harbor Master Investors (Cayman) L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director & Counsel

Address:	Hadley Harbor Master Investors
(Cayman) L.P. c/o Wellington Management Company LLP
Attention: Legal and Compliance Dept.
280 Congress Street
Boston, Massachusetts 02110
Facsimile Number: 617-289-5699
Email address:secclaw@wellington.com

[Signature Page to Amended and Restated Investors’ Rights Agreement of CytomX Therapeutics, Inc.]

Schedule A

Investors

CytomX Therapeutics Holdings, LLC*

c/o Reicker, Pfau, Pyle & McRoy LLP

Attn: Alan J. Heeger, Manager

1421 State Street, Suite B

Santa Barbara, CA 93101

Email: ajhel@physics.ucsb.edu

*A copy of all notices sent to CytomX Therapeutics Holdings, LLC shall be sent to the following:

CytomX Therapeutics Holdings, LLC

c/o Reicker, Pfau, Pyle & McRoy LLP

Attn: Michael Pfau

1421 State Street, Suite B

Santa Barbara, CA 93101

Email: mpfau@rppmh.com

Third Rock Ventures, L.P.

29 Newbury Street, 3rd Floor

Boston, MA 02116

Phone: (617) 585-2000

Roche Finance Ltd**

Grenzacherstrasse 122

4070 Basel, Switzerland

Facsimile. 01141 61 687 0644

Attn: Carole Nuechterlein, Corporate Finance

Email: carole.nuechterlein@roche.com

**A copy of all notices sent to Roche Finance Ltd shall be sent to the following:

Hoffmann-La Roche Inc.

Overlook at Great Notch

150 Clove Road, 8th Floor – Suite 8

Little Falls, NJ 07424

Attn: General Counsel Facsimile. 973-890-8433

and

Simon Greenwood

Genentech, Inc.

1 DNA Way

South San Francisco, CA 94080

Email: greenwood.simon@gene.com

Canaan IX L.P.

285 Riverside Avenue, Suite 250

Westport, CT 06880

Facsimile : 203-584-9117

Email : tshannon@canaan.com

Alexandria Equities, LLC

385 E. Colorado Blvd., Suite 299

Pasadena, CA 91101

Email: investments@are.com

Pfizer Inc.***

Attn: Elaine V. Jones

235 E. 42nd Street

New York, NY 10017

Facsimile: 212-733-2333

***A copy of all notices sent to Pfizer Inc. shall be sent to the following:

Pfizer Inc.

Attn: Andrew Muratore

235 E. 42nd Street

New York, NY 10017

Facsimile: 212-733-2333

And

Ropes & Gray LLP

Attn: Lowell Segal

1900 University Avenue

6th Floor

East Palo Alto, CA 94303

Fidelity Select Portfolios: Biotechnology Portfolio

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity Growth Company Commingled Pool

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Ball & Co

C/o Citibank N.A/Custody

IC&D Lock Box

P.O Box 7247-7057

Philadelphia, P.A 19170-7057

Account #: 206681

Email: fidelity.tpacd@citi.com

Fax number: 813-604-1415

Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund - Healthcare Sub

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Capital Trust: Fidelity Stock Selector Small Cap Fund - Health Care Sub

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Blue Chip Growth Commingled Pool

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Wavechart & Co fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Ball & Co

C/o Citibank N.A/Custody

IC&D Lock Box

P.O Box 7247-7057

Philadelphia, P.A 19170-7057

Account #:849453

Email: fidelity.tpacd@citi.com

Fax number: 813-604-1415

Pyramis Lifecycle Blue Chip Growth Commingled Pool

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: FLAPPER CO fbo Pyramis Lifecycle Blue Chip Growth Commingled Pool

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity OTC Commingled Pool

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # 26-68304

Email: NTINQUIRY@NTRS.COM

Fax number: 312-557-5417

Putnam Global Health Care Fund

c/o Putnam Investment Management, LLC

One Post Office Square

Boston, MA 02109

Attention: General Counsel

Facsimile: (617) 760-1625

Putnam Variable Trust – Putnam VT Global Health Care Fund

c/o Putnam Investment Management, LLC

One Post Office Square

Boston, MA 02109

Attention: General Counsel

Facsimile: (617) 760-1625

Venrock Healthcare Capital Partners II, L.P.

Venrock

3340 Hillview Avenue

Palo Alto, CA 94304

VHCP Co-Investment Holdings II, LLC

Venrock

3340 Hillview Avenue

Palo Alto, CA 94304

Titan-Perc LTD

750 Washington Blvd., 10th Floor

Stamford, CT 06901

Perceptive Life Sciences Master Fund Ltd

499 Park Ave., 25th Floor

New York, NY 10022

BlackRock Health Sciences Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

Email: erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

Email: erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

Email: erin.xie@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

Casdin Partners Master Fund LP

1345 Avenue of the Americas, Suite 1140

New York, NY 10019

Cormorant Global Healthcare Master Fund, LP

Cormorant Asset Management LLC

200 Clarendon Street 52nd Floor

Boston MA 02116

Attn: Bihua Chen, Managing Member of the General Partner

Phone: (857) 702-0388

Tekla Healthcare Investors

100 Federal Street, 19th Floor

Boston, MA 02110

Facsimile: 617-772-8577

Tekla Life Sciences Investors

100 Federal Street, 19th Floor

Boston, MA 02110

Facsimile: 617-772-8577

Redmile Capital Fund, LP

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-300

San Francisco, CA 94129

T / 415.489.9984

Redmile Capital Offshore Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-300

San Francisco, CA 94129

T / 415.489.9984

Redmile Capital Offshore Fund II, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-300

San Francisco, CA 94129

T / 415.489.9984

Redmile Special Opportunities Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-300

San Francisco, CA 94129

T / 415.489.9984

ATEL Ventures, Inc., as Trustee

600 Montgomery Street, 9th Floor

San Francisco, CA 94111

Steve Rea

Deerfield Special Situations Fund, L.P.

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Attention: Structured Products

Deerfield Private Design Fund III, L.P.

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Attention: Structured Products

Hadley Harbor Master Investors (Cayman) L.P.

c/o Wellington Management Company LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Dept.

Facsimile: 617-289-5699

Email: seclaw@wellington.com